SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                      -- --


                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)   December 31, 1997


                                  LOIS/USA INC.

              (Exact name of registrant as specific in its charter)


Delaware                             33-83894-NY                   13-3441962
(State or other jurisdiction of     (Commission                  (IRS Employer
incorporation)                      File Number)                   ID Number)


40 West 57th Street, New York, NY                         10019
(Address of principal executive offices)                (Zip Code)

Registrant's Telephone Number, including area code:      (212) 373-4700

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 1997 (the "Closing Date"), Lois/USA Inc ("Lois/USA") acquired all of the outstanding shares of Fogarty & Klein, Inc. ("F&K"). F&K currently conducts its business as a subsidiary of Lois/USA under the name "Fogarty Klein & Partners" and has its principal advertising offices in Houston, Texas and satellite offices to serve specific clients in Austin and Dallas, Texas.

Pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") by and among Lois/USA Inc. and William H. Fogarty, Richard E. Klein, Thomas F. Monroe, Roger Beckstead, William P. Penczak, and Larry Kelley (the "Sellers") dated as of December 17, 1997, Lois/USA made an initial cash payment of $3,500,000 to the Sellers (the "Purchase Price"), issued 50,000 shares of Lois/USA common stock and issued 39,000 warrants to purchase shares of Lois/USA common stock at an exercise price of $10.00 per share exercisable until 5:00pm, New York time, on December 31, 2000. The cash portion of the Purchase Price is subject to adjustment if the Tangible Net Worth, as defined in the Stock Purchase Agreement, of F&K is greater than or less than $2,500,000 as determined in accordance with GAAP consistently applied. The cash portion of the Purchase Price may be increased or decreased by the amount by which F&K's Tangible Net Worth is greater than or less than $2,500,000.

On each of the first and second anniversaries of the Closing Date, the Sellers will receive a cash payment of $1,125,000 and 50,000 warrants to purchase additional shares of Lois/USA common stock as additional purchase price. The warrants to be delivered on the first anniversary of the Closing Date will have an exercise price of $11.00 and the warrants to be delivered on the second anniversary of the Closing Date will have an exercise price of $12.25. On the third anniversary of the Closing Date, the Sellers will receive $3,250,000, subject to adjustment. If consolidated fees and commissions of F&K and its Subsidiaries, as such term is defined in the Stock Purchase Agreement, earned from clients existing on the Closing Date for the three-year period commencing on the Closing Date and ending on the day prior to the third anniversary of the Closing Date is greater than or less than $42,000,000, the payment due on the third anniversary of the Closing Date shall be increased or decreased by 15% of the difference between $42,000,000 and the aggregate amount of the actual fees and commissions. This payment adjustment is limited to an increase or decrease of $450,000.

Lois/USA has granted the Sellers certain rights with respect to registration of these shares of Lois/USA common stock under the Securities Act of 1933.

Concurrent with the acquisition of F&K, Lois/USA entered into three-year employment agreements with two of the senior F&K executives and a five-year agreement with one senior F&K executive which will provide for aggregate compensation of $4,950,000 over the five years, subject to annual increases by the Board of Directors of F&K. The executives covered by employment agreements are eligible to participate in an annual bonus pool established for the benefit of F&K.

Lois/USA has accounted for the transaction using the purchase method of accounting. The Company's consolidated financial statements have included F&K's activity as of December 31, 1997. At the date of acquisition, the excess of the minimum guaranteed purchase price of approximately $9.5 million (the "Minimum Guaranteed Purchase Price") over the fair market value of net assets acquired was reflected in the Company's consolidated financial statement as goodwill. None of the recorded goodwill will be deductible for income tax purposes. This goodwill will be amortized over a 20-year life. As a result of the non-deductibility of goodwill, the Company's effective tax rate will be adversely impacted.

Additional minimum guaranteed purchase price payments of $5,500,000 will be reflected as a liability on the Company's balance sheet (discounted at 6.5% to a present value of $4,738,714) at the acquisition date and will be reduced as additional cash payments are made.

OTHER MATTERS

In closing its books for the year ended December 31, 1996, Lois/USA determined that it had understated its accounts payable and accumulated deficit by approximately $2 million. Lois/USA has determined that this difference in accounts payable has probably existed since 1992 and accordingly is adjusting 1992 results for this error. As such, Lois/USA's consolidated balance sheets as of December 31, 1996, 1995, 1994 and 1993 have been restated to reflect an increase in current liabilities and a corresponding increase in accumulated deficit by $2 million as of December 31, 1992.


                                              AS
                                           PREVIOUSLY                 AS
                                           REPORTED                ADJUSTED
Commissions and fee                       $ 13,930                 $ 11,934
Operating income (loss)                        607                   (1,389)
Net Income (loss)                              588                   (1,408)



ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Pro Forma consolidated financial statements as of December 31, 1997 and for the year ended December 31, 1997 giving effect to the above referenced acquisition.

(b) Audited combined and consolidated financial statements of F&K for the years ended December 31, 1995, 1996 and 1997 and are attached as an exhibit to this report.

(c)   Exhibits


     99.1 Stock Purchase Agreement by and among the Sellers and LOIS/USA dated December 17, 1997.

     99.2 Audited combined and consolidated financial statements of F&K for the years ended December 31, 1995, 1996 and 1997.


LOIS/USA INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1997
(UNAUDITED)


                                                                              PRO                       LOIS/USA
                                                    LOIS/                     FORMA                     PRO
                                                    USA                       ADJUSTMENTS               FORMA
Assets

CURRENT ASSETS

Cash and Cash Equivalents                           $ 3,218                   $ 1,035 (a)(c)             $ 4,253
Accounts Receivable, Net                             38,475                                               38,475
Investments                                             252                                                  252
Expenditures Billable to Clients                        764                                                  764
Other Current Assets                                    506                                                  506
                                                    --------                  ----------                 ---------
Total Current Assess                                 43,215                     1,035                     44,250

Property and Equipment, Net                           2,033                                                2,033

OTHER ASSETS
Deferred Financing and Offering Costs                   747                                                  747
Goodwill                                             23,816                      (412) (b)                23,404
Other Assets                                            451                                                  451
                                                   ---------                   -----------               ---------
Total Other Assets                                   25,014                      (412)                    24,602
                                                   ---------                   -----------               ---------
Total Assets                                        $70,262                      $623                    $70,885
                                                   =========                   ===========               ==========
Total Liabilities and
Stockholders' Equity (Deficit)

CURRENT LIABILITIES

Accounts Payable                                    $48,789                                              $48,789
Bank Borrowings                                       4,642                                                4,642
Accrued Expenses and Other                            4,713                   $(1,419) (a)(d)              3,294
    Current Liabilities
Advanced Billings                                     1,787                                                1,787
Deferred Purchase Price                                   0                                                    0

Rent payable - current                                1,622                                                1,622
                                                    ---------                 ---------                  ---------
       Total Current Liabilities                    $61,553                  $ (1,419)                   $60,134


OTHER LIABILITIES
Lease Related Reserves                              $ 4,854                                              $ 4,854
Deferred Payouts and Other Liabilities                1,832                                                1,832
Deferred Purchase                                     7,418                                                7,418
                                                    ---------                                            ---------
         Total Liabilities                           75,657                    (1,419)                    74,238
Preferred Stock                                       2,160                                                2,160
Stockholders' Equity (Deficit)
Common Stock                                             24                                                   24
Warrants                                                122                                                  122
Additional Paid in Capital                            5,415                                                5,415

Accumulated Deficit                                 (13,116)                    2,042 (a)(b)(c)(d)       (11,074)
                                                   -----------                 -------                   ---------
         Total Stockholders' Equity
              (Deficit)                             ( 7,555)                    2,042                     (5,513)
                                                   -----------                 ---------                 ---------
         Total Liabilities and
         Stockholders' Equity (Deficit)             $70,262                     $ 623                    $70,885
                                                   ===========                 ==========                ==========


LOIS/USA INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1997
(UNAUDITED)

                                                     LOIS/              FOGARTY           PRO FORMA             LOIS/USA
                                                     USA               & KLEIN            ADJUSTMENTS           PRO FORMA
INCOME

Commissions and Fees                                 $28,284            $15,175                                  $43,459

OPERATING EXPENSES
Salaries and related costs, net                       19,143             12,902           $ (3,246)(a)            28,799
Client Services                                        2,578                501                                    3,079
Rent and related services                              1,686                724                                    2,410
Amortization of Goodwill                               1,044                  0                412 (b)             1,456
Depreciation and amortization                            350                254                                      604
Other operating expenses                               4,299              1,797                                    6,096
                                                     --------           --------           ----------            --------
              Total Operating Expenses                29,100             16,178             (2,834)               42,444

Operating Income                                        (816)            (1,003)             2,834                 1,015

NONOPERATING  EXPENSES
(INCOME)
Interest, Net                                            170               (465)               333 (c)                38
Amortization of Deferred Financing Costs                 398                  0                                      398
Other Expenses                                             0               (138)                                    (138)
                                                       -------           --------            -------               -------
         Total Nonoperating Expenses (Income)            568               (603)               333                   298

Net Income (Loss) Before Provision                    (1,384)              (400)             2,501                   717
        For Income Taxes

Provision for Income Taxes (Credits)                      (3)              (315)               459(d)                141
                                                      ----------         --------           --------               --------
Net Income (Loss)                                    $ (1,381)            $ (85)            $2,042                $  576
                                                     ===========         ========           ========            ============
Net Income (Loss) Per Common Share                       (.56)                                                        .60
                                                    ============         ========           ========            ============
Weighted Average Number
         Shares Outstanding                         2,439,259                               50,000              2,489,259
                                                    ============         ========           ========            ============


                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The following pro forma consolidated financial statements (the "Pro Forma Financial Statements") of Lois/USA include the unaudited pro forma consolidated statement of income for the year ended December 31, 1997 (the "Pro Forma Consolidated Statement of Income") and the unaudited pro forma consolidated balance sheet as of December 31, 1997 (the "Pro Forma Consolidated Balance Sheet").

The Pro Forma Consolidated Statement of Income is based on Lois/USA's unaudited consolidated statement of income for the year ended December 31,1997 (F&K's audited consolidated financial statements for the fiscal years ended December 31, 1997, 1996 and 1995 are included elsewhere in this filing). These financial statements have been adjusted to give effect to Lois/USA's acquisition of F&K as though it had occurred as of January 1, 1997, the beginning of Lois/USA's reporting year.

The Pro Forma Consolidated Statement of Income reflects pro forma adjustments to
(a) eliminate the effect of certain transactions contemplated in the Agreement and (b) give effect to the acquisition of F&K by Lois/USA and the related financing transactions.

The Pro Forma Consolidated Balance Sheet is based on the unaudited Lois/USA consolidated balance sheet at December 31, 1997 which includes the year end balances of F&K and is adjusted to (a) eliminate the effect of certain transactions contemplated in the agreement, and (b) give effect to the acquisition of F&K by Lois/USA and the related financing transactions, including the application of the estimated net proceeds therefrom as though they had occurred as of January 1, 1997.

The Pro Forma Financial Statements and the accompanying notes should be read in conjunction with Lois/USA's historical audited consolidated financial statements and related notes thereto, and F&K's audited consolidated and combined financial statements and related notes thereto, appearing elsewhere in this filing.

The Pro Forma Financial Statements do not purport to be indicative of Lois/USA's financial condition or the results that would have actually been obtained had such transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of Lois/USA's results of operation or financial condition for any future period or date.

                NOTES TO THE PRO FORMA consolidated BALANCE SHEET
                                   (UNAUDITED)

(a) The acquisition of F&K by Lois/USA has been consolidated into the balance sheet. The purchase cost and liabilities were recorded as follows:

Acquisition Cost:
         Minimum Guaranteed Purchase Price                   $8,842,000
         Transaction costs                                      665,000
                                                             -----------
         Total Acquisition Cost                               9,507,000

Funded by:
         Issuance of shares of Lois/USA common stock          $ 481,000
         Issuance of options of Lois/USA common stock           122,000
         Cash paid to seller at closing
         Borrowings under Bank facility                       3,500,000
                                                            ------------
         Total cash paid to Sellers at Closing                3,500,000

         Transaction costs funded by cash                       501,000
         Transaction costs funded by stock issuance             164,000
         Deferred Guaranteed Purchase Price liability         4,739,000
                                                           -------------
               Total sources of funds                         9,507,000
                                                           -------------
(b)      Determination of Excess Purchase Price:             $9,507,000

         Acquisition cost per above
            Less: Historical net assets acquired             (2,500,000)
                                                           -------------
                                                              8,245,000
         Incremental reserves                                 1,238,000

         Allocation of Excess Purchase Price:
          Fixed assets                                       $ (100,000)
          Goodwill                                            7,007,000
          Reserve for bad debts                                 100,000
          Other accrued liabilities                             150,000
          Accrued salary expense representing additional
             purchase price                                   1,008,000
                                                             $8,245,000

             NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

(a) Reflects incremental future compensation costs to be incurred by Lois/USA as a result of compensation differences between the amounts contractually agreed with the senior management of F&K and the costs reflected in the historical F&K statement of income for the year ended December 31, 1997.

(b) Reflects amortization of goodwill as a result of the allocation of the excess of the purchase price over identified net assets acquired. The excess purchase price is being amortized over 20 years.

(c) Reflects net incremental interest expense associated with higher borrowing levels post- acquisition. Lois/USA's management has assumed that incremental borrowings of approximately $3.5 million will be outstanding on an average of 365 days in period following acquisition, and that the assumed weighted average rate would be 9.5%. If actual interest rates were higher or lower by 1/8% than the rate assumed, then interest expense would increase or decrease by $4,375 for the year ended December 31,1997.

(d) Reflects the pro forma tax provision (benefit) associated with pro forma adjustments. The non-deductibility of the goodwill arising on the acquisition has a significant impact on the Company's effective tax rate.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             LOIS/USA INC

                                             By:/S/ Robert K. Stewart
                                                Name:  Robert K. Stewart
                                                Title: Chief Financial Officer


Dated: March 15, 1998

                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION OF EXHIBIT

99.1 Stock Purchase Agreement by and among the Shareholders of Fogarty & Klein, Inc. and LOIS/USA INC. dated December 17, 1997.

99.2 Audited combined and consolidated financial statements of F&K for the years ended December 31, 1995, 1996 and 1997.